UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities And Exchange Act of 1934

                        Date of Report: November 21, 2003

                      Consolidated Medical Management, Inc.
             (Exact name of Registrant as specified in its charter)


         Montana                     2-89616              82-0369233
(State or other Jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.

11919 Sunray Ave. Suite B
Baton Rouge, LA                                               70816
(address of principal executive offices)                    (Zip Code)

Registrants Telephone number, including area code:  (225) 292-5139


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ITEM NO. 2

8 K Disclosure

     On November 6, 2003, CMMI sold 1200 of its 6000 units in Intercontinetal Fuels, LLC to a third party investor for $1,500,000. The payment was made with $750,000 cash and a note payable on or before November 6, 2008, bearing interest at 10% per annum.

     On November 6, 2003, CMMI loaned $550,000 to Intercontinental Fuels, LLC for the purposes of working capital. The note between CMMI and IFL is payable on March 6, 2004 and bears interest of 6% per annum. Simultaneous with the execution and funding of this transaction, IFL repaid to CMMI $200,000 that CMMI had previously loaned to IFL.


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SIGNATURES

In accordance with the Requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Consolidated Medical Management, Inc.

               /s/   Timothy Byrd CEO

Date:  November 21, 2003


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